EXHIBIT 16.1
------------



                                 AGREEMENT
                                 ---------

      THIS AGREEMENT (the "Agreement") is made and executed this ____ day of _____, 2006, by and between ARVIDA/JMB PARTNERS (the "Partners"), a Florida general partnership, successor in interest to Arvida Corporation ("Arvida"), a Delaware corporation, and INTERCONN PONTE VEDRA COMPANY, L.L.C. (the "Owner"), a Delaware limited liability company.


                             R E C I T A L S:

      (A) Owner is the owner of those certain real properties (collectively the "Property") more particularly described in those certain deeds of conveyance from Arvida or Partners to (i) Resort Holdings I, Ltd., recorded in Official Records Book 683, beginning at Page 167, of the Public Records of St. Johns County, Florida (the "Public Records"), (ii) Resort Holdings II, Ltd., recorded in Official Records Book 683, beginning at Page 281 of the Public Records, and (iii) PV Resorts, Inc., recorded in Official Records Book 600, beginning at Page 432 of the Public Records (collectively, the "Deeds"), which Property is known as the Sawgrass Marriott Resort & Spa, and which consists of a full service hotel, hotel villas, a spa, ballroom, restaurants, bar, swimming pools, tennis courts, oceanfront club with amenities, parking garage and parking lots and other ancillary uses and facilities (collectively, the "Hotel Complex"); and

      (B) Among other matters, the lands constituting the Property, in whole and in part, are subject to certain restrictive covenants contained in:

            (i) that certain Declaration of Covenants for the Player's Club at Sawgrass as recorded in Official Records Book 498, at Page 508 of the Public Records (the "Master Declaration"),

            (ii) that certain Declaration of Restrictions and Supplementary Declaration of Covenants for The Players Club at Sawgrass, recorded in Official Records Book 683, at Page 142 of the Public Records (the "Hotel
                  Declaration"),

            (iii) that certain Declaration of Restrictions and
                  Supplementary Declaration of Covenants for the Players Club at Sawgrass, recorded in Official Records Book 683, at Page 256, Official Records Book 828, at Page 1355, both of the Public Records (the "Residential
                  Declaration"),

            (iv) Amendment to Declaration of Restrictions and Supplementary Declarations of Covenants (the "Declaration Amendment"), recorded in Official Records Book 2326, at Page 999 of the Public Records (the Master Declaration, the Hotel Declaration and the Residential Declaration, as amended from time to time, including by the Declaration Amendment, shall hereafter be collectively referred to as the "Declarations"),

                  (a)   the Deeds,

                  (b) provisions, if any, which may have survived the closing and sale contemplated in that certain Agreement for Sale and Purchase dated March 13, 1985, by and between Arvida and Patton Corporation, as subsequently amended and assigned, a Memorandum of which is recorded at Official Records Book 683, Page 162, Public Records of St. John's County, Florida ("Hotel Contract");

                  (c) provisions, if any, which may have survived the closing and sale contemplated in that certain Agreement for Sale and Purchase dated March 13, 1985, by and between Arvida and the Patton Corporation, as subsequently amended and assigned, a Memorandum of which is recorded at Official Records Book 683, Page 276, and Modification of License and Agreement, a Memorandum of which is recorded at Official Records Book 828, Page 1375, Public Records of St. John's County, Florida ("Residential Contract");

                  (d) provisions, if any, which may have survived the closing and sale contemplated in that certain Agreement for Sale and Purchase dated October 8, 1997, by and between Arvida and PV Resort, Inc. relating to the oceanfront Cabana Club complex (the "Cabana Club"), a Memorandum of which is recorded at Official Records Book 1274, Page 1709, Public Records of St. John's County, Florida, (the "Cabana Club Contract") (the Hotel Contract, the Residential Contract and the Cabana Club Contract shall hereafter be collectively referred to as the "Contracts");

                  (e) that certain Use, Access and Operating Agreement dated September 3, 1985 and amended by that certain First Modification of Use, Access and Operating Agreement, dated August 9, 1989 as is referenced in Memorandum of Use, Access and Operating Agreement recorded in Official Records Book 683, beginning at Page 184, as amended in Official Records Book 828, beginning at Page 1337, Partial Assignment and Assumption of Rights and Obligations, under the Use, Access and Operating Agreement referred to in Memorandum of Partial Assignment and Assumption of Rights and Obligations recorded in O. R. Book 779, Page 934, all of the Public Records ("Use Agreement"); and

                  (f) Cabana Club Agreement dated November 3, 1997, as referenced in Memorandum of Cabana Club Agreement recorded in Official Records Book 1274, beginning at Page 1709, Public Records of St. John's County, Florida, as amended by unrecorded Agreement dated September 14, 2004 ("CC Agreement"), and those portions of the License Agreement dated
                        September 3, 1985 and Addendum to License Agreement dated December 12, 1985 which purport to grant to Arvida any control or right of approval of the use of the real property described therein ("License Agreement") (the Use Agreement, the CC Agreement, and the License Agreement shall hereafter be collectively referred to as the "Agreements").

            (v) Partners previously has assigned rights reserved to Partners under the Declarations or similar documents as recorded in among the Public Records, as evidenced by (i) that certain Assignment of Architectural Review Rights from Partners to Sawgrass Players Club Association, Inc., a Florida not-for-profit corporation (the "Master Association"), dated December 17, 2001, relating to the lands described in the Hotel Declaration, (ii) that certain Assignment of Architectural Review Rights from Partners to the Association, dated December 24, 2001, relating to the lands described in the Residential Declaration, and (iii) any other such assignments of rights which previously may have made by Arvida or Partners, other than to their affiliates, which are evidenced by documents recorded in the Public Records of St. John's County, Florida, or to which Owner or its predecessor(s) was a party or to which they otherwise consented in writing (collectively the "Previously Assigned Rights").

            (vi) Owner desires to obtain the release of, and Partners is willing to release, all rights, covenants and other restrictions which were reserved to or for the benefit of Arvida (and may be held by Partners as its successor in interest) which are imposed upon and which encumber any of the lands constituting the Property, in whole and part, by virtue of the Contracts, the Deeds, the Agreements or similar documents.


      NOW, THEREFORE, Partners hereby declares and agrees as follows:

      1. RECITALS. The Recitals set forth above are incorporated herein for all purposes.

      2. RELEASE OF RIGHTS. Partners, on behalf of itself, its predecessors and affiliates, hereby agrees to release, discharge and disclaim Partners' entire right, title and interest, if any, in and to all rights, reservations, restrictions and other covenants affecting any of the lands constituting the Property, in whole and part, which have been imposed thereon by, or continue to exist for the benefit of Partners (or by Arvida as its predecessor in interest), by virtue of the Declarations, Contracts, the Deeds, the Agreements (except as set forth in Section 4 hereof) or other similar documents (collectively and individually, the "Released Rights"), pursuant to the terms of that certain Disclaimer, Release and Waiver of Rights, in the form attached hereto as EXHIBIT A (the "Disclaimer").

      3. RELEASE PRICE. As consideration for the release by Partners of the Released Rights, Owner agrees to pay to Partners the sum (in the aggregate, the "Release Price") of (a) Six Million Eight Hundred Thousand and No/100 Dollars ($6,800,000.00), plus (b) the reasonable and customary fees and costs of Partners' attorneys, White & Case, LLP, incurred by Partners in connection with the negotiation and Closing of the transaction which is the subject of this Agreement, including negotiation and preparation of this Agreement and the other documents to be executed and delivered in connection herewith.

      4. RETAINED RIGHTS. Notwithstanding the foregoing, nothing herein contained shall in any way disclaim, relinquish, waive or alter the Partners' retained rights with respect to (i) the name "Sawgrass" or any variation thereof, the ownership of which shall continue to be the sole and exclusive property of Partners (which may be used by the Owner and its successor and assigns only pursuant to separate licensing agreements which may be negotiated from time to time, subject to the terms thereof), and
(ii) any existing, unexpired membership rights in the Cabana Club facility or hotel room use rights at the Hotel Complex which, in both cases, shall not be affected by this Release and shall remain in full force and effect in accordance with the relevant terms and provisions of the Cabana Club Contract and the Cabana Club Agreement or similar document pursuant to which such rights were created.

      At, and as a condition of, Closing (a) Partners and Owner will execute and deliver an Amended and Restated License Agreement (the "Amended License") in the form attached hereto as Exhibit B, (b) Partners will deliver a written consent to assignment of the Amended License by Owner to RQB Development, LP, a Delaware limited partnership and RQB Resort, LP, a Delaware limited partnership (collectively, the "Buyer"), contemporaneously with conveyance of the Hotel Complex by Owner to Buyer, and (c) Partners and Owner will execute and deliver an Amended and Restated Cabana Club Agreement (the "Amended Club Agreement") in the form attached hereto as Exhibit C, and execute and record in the Public Records of St. John's County, Florida, the Memorandum of Amended & Restated Cabana Club Agreement (the "Memorandum") for which provision is made therein.

      5.    DELIVERIES.

      (a) TIME, MANNER AND PLACE. Exchange of the instruments and funds specified below will occur on June 30, 2006 (the "Exchange Date"), either
(a) at 10:00 a.m. (central) at Partners' office in Chicago, Illinois, or
(b) by delivery of documents and closing funds through an agreed escrow agent (the "Escrow Agent"), which will be a law firm or title insurance company.

      (b) PARTNERS' DELIVERIES. On the Exchange Date, Partners will deliver to Owner (or Escrow Agent, as applicable), the following documents:

            (i)   two executed originals of the Disclaimer;

            (ii)  two counterparts of the Amended License;

            (iii) two counterparts of the Amended Club Agreement; and

            (iv)  two counterparts of the Memorandum.

      (c)   OWNER DELIVERIES.  At Closing, Owner will deliver to Partners:

            (i) the Release Price, by wire transfer of clear federal funds to the account designated by Partners (or to Escrow Agent's escrow account, as applicable);

            (ii)  two counterparts of the Amended License;

            (iii) two counterparts of the Amended Club Agreement; and

            (iv)  two counterparts of the Memorandum.

      6. FURTHER ASSURANCES. Partners agrees in consideration hereof to execute without condition or delay any other assignments as reasonably may be requested of Partners from time to time by an owner of any of the lands constituting the Property, in whole and part, or within the Hotel Complex, contract purchaser(s), mortgage lender or mezzanine lender seeking an interest in, or lien upon any of the lands constituting the Property, in whole and part, or within the Hotel Complex or the ownership thereof, in order to confirm the disclaimer, release and waiver of the Released Rights; provided, however, that nothing in this Section 6 will be deemed to enlarge the obligations of Partners hereunder or to require Partners to incur any material expense or liability not otherwise required of it hereunder.

      7. DISPUTE COSTS. If the event of litigation between Partners and Owner concerning their rights and obligations pursuant to this Agreement or any instrument delivered pursuant hereto, the prevailing party will be entitled to reimbursement of its costs and expenses, including, without limitation, reasonable attorneys' fees incurred in connection with the prosecution or defense of such action, including those incurred in any appellate proceedings, and whether or not the action is prosecuted to a final judgment.

      8. CONFIDENTIALITY. Partners and Owner agree that the terms of this Agreement will remain confidential, except that Partners and/or Owner may disclose the terms and provisions of this Agreement: (1) to the direct or indirect partners of Partners (and their respective partners, members, shareholders, managers, officers, administrators, trustees, directors or beneficiaries) and/or members of Owner; (2) as may be required by law or regulation; (3) to comply with the filing requirements of any governmental authority, or applicable legislation or rule, as reasonably determined by the party subject to such filing requirement (or such party that reasonably believes that it is subject to any filing requirement); (4) to any counsel, consultant, agent or lender assisting Partners or Owner with the transaction which is the subject of this Agreement; or (5) as is reasonably necessary to enforce Partners' or Owner's rights hereunder.




                      [Signatures on following page]

            IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.


Signed, sealed and delivered
in the presence of:                 PARTNERS:

                                    ARVIDA/JMB PARTNERS,
                                    a Florida general partnership


-----------------------------       By:  Arvida Company,
Printed Name:                            an Illinois corporation
                                         General Partner


-----------------------------       By:
Printed Name:                                  --------------------------
                                    Printed
                                    Name:
                                               --------------------------
                                    Title:
                                               --------------------------

Signed, sealed and delivered
in the presence of:                 BUYER:

                                    INTERCONN PONTE VEDRA COMPANY, L.L.C.,
                                    a Delaware limited liability company


-----------------------------       By:  Connecticut General Life
Printed Name:                            Insurance Company,
                                         its Member

                                         By:   CIGNA Investments, Inc.
                                               Its Authorized
                                               Representative

                                               By:
                                                     --------------------
                                               Printed
                                               Name:
                                                     --------------------
                                               Title:
                                                     --------------------


----------------------------        By:  Interstate Property
Printed Name:                            Partnership, L.P.
                                         its Member

                                         By:   Interstate Property
                                               Corporation
                                               Its General Partner

                                               By:
                                                     --------------------
                                               Printed
                                               Name:
                                                     --------------------
                                               Title:
                                                     --------------------

                                 EXHIBIT A


                 Disclaimer, Release and Waiver of Rights

                                 EXHIBIT B


                  Amended and Restated License Agreement

                                 EXHIBIT C


                Amended and Restated Cabana Club Agreement